Exhibit 10.6
NORTHWEST INDIANA BANCORP
PERFORMANCE SHARE AWARD AGREEMENT
     This Performance Share Award Agreement (the “Agreement”) has been entered into as of the            day of                     , 20    between NorthWest Indiana Bancorp, Inc., an Indiana corporation (the “Company”) and            an [employee/director] of the Company or one of its affiliates (the “Participant”), pursuant to the Company’s 2004 Amended and Restated Stock Option and Incentive Plan (the “Plan”). Capitalized terms used herein and not defined have the meanings set forth in the Plan.
     WHEREAS, the committee of the Board of Directors of the Company appointed to administer the Plan (the “Committee”) has determined to grant to Participant a performance share award (the “Award”) pursuant to the terms and conditions as provided in the Plan and this Agreement; and
     WHEREAS, the Company and Participant desire to set forth the terms and conditions of the Award;
     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the Company and the Participant agree as follows:
     Section 1. Receipt of Plan; Performance Shares and this Agreement Subject to Plan. The Participant acknowledges receipt of a copy of the Plan. This Agreement and the Performance Shares granted to Participant are subject to the terms and conditions of the Plan, all of which are incorporated herein by reference.
     Section 2. Award Grant. The Company hereby grants to the Participant a total of                 Performance Shares, subject to non-receipt or forfeiture as described herein and to the further terms and conditions applicable to Performance Shares as set forth in the Plan.
     Section 3. Performance Cycle. The Performance Cycle with respect to the Award shall be                                    .
     Section 4. Performance Goals. The Performance Goals applicable to the Award shall be those financial performance criteria, and the targeted level or levels of performance with respect to such criteria, as set forth on Exhibit A attached hereto and incorporated herein by reference.
     Section 5. Payments.
          (a) Committee Determination. At the end of the Performance Cycle, the Committee shall determine the number of Performance Shares earned under this Agreement based upon the levels of achievement of the Performance Goals (the “Earned Performance Shares”). The Committee shall make this determination, which shall be certified in writing and shall be final, conclusive and binding on the Company and Participant.
          (b) Payment for Earned Performance Shares. Participant shall be paid in the form of shares, cash or a combination thereof, as determined by the Committee, equal to the value of the Earned Performance Shares at the end of the Performance Cycle. The value of the Earned Performance Shares shall be an amount determined by multiplying the number of Earned Performance Shares by the Market Value (as defined in the Plan) of one share of the Company’s Common Stock on the last day of the Performance Cycle (the “EPS Price”). In computing the number of Shares to be received, if any, the number will be rounded down to a full share excluding any fractional shares. The amount so determined shall be paid as soon as administratively practicable after the certification by the Committee, but in any event no later than 75 days after the end of the calendar year in which the last day of the Performance Cycle occurs.
          (c) Dividends. In addition, Participant shall be paid an amount determined by multiplying the number of Earned Performance Shares by the amount of cash dividends that were paid on one Share (acquired on the first day of the Performance Cycle) during the Performance Cycle. This amount shall be paid as soon as administratively practicable after the certification by the Committee, but in any event no later than 75 days thereafter.
     Section 6. Forfeiture. If the Participant ceases to maintain Continuous Service for any reason (other than death, Disability or Retirement) during the Performance Cycle, the Award is forfeited. If during the Performance Cycle, the Participant ceases to maintain Continuous Service by reason of death or Disability, then the Participant or his or her beneficiary, as the case may be, shall be entitled to receive prorated payments under the Award at the end of the

Performance Cycle based on the value of any Earned Performance Shares. Such payments shall equal the sum of (i) and (ii) below:
          (i) the product of (x) the EPS Price determined in Paragraph 5(b) above, multiplied by (y) a fraction, the numerator of which is the number of whole or partial calendar months in the Performance Cycle prior to the termination of the Participant’s Continuous Service, and the denominator of which is the aggregate number of months in the Performance Cycle; and
          (ii) the amount determined by multiplying the number of Earned Performance Shares by the amount of cash dividends that were paid on one Share (acquired on the first day of the Performance Cycle) through the date of Participant’s termination of Continuous Service.
     If the Participant ceases to maintain Continuous Service by reason of Retirement, then the Committee shall, in its sole discretion, determine the effect of such termination on the Award.
     Section 7. Withholding. The Company shall have the right to withhold from any payment to Participant, require payment from Participant, or take such other action which the Company deems necessary to satisfy any income or other tax withholding or reporting requirements arising from this Award of Performance Shares, and Participant shall provide to the Company such information, and pay to it upon request such amounts, as the Company determines are required to comply with such requirements.
     Section 8. Restriction on Transfer. The Participant shall not sell, assign, transfer, pledge or otherwise encumber this Award except, in the event of the death of the Participant, by will or the laws of descent and distribution.
     Section 9. Qualification of Rights. Neither this Agreement nor the existence of the Performance Shares shall be construed as giving the Participant any right (a) to be retained in the employ or service of the Company or any of its affiliates; or (b) as a shareholder with respect to any Shares until the certificates for the Shares have been issued and delivered to the Participant.
     Section 10. Plan Controlling. The terms and conditions set forth in this Agreement are subject in all respects to the terms and conditions of the Plan, which are controlling. All determinations and interpretations of the Committee shall be binding and conclusive upon Participant and his or her legal representatives.
     Section 11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana.
     Section 12. Notices. All notices and other communications required or permitted under this Agreement shall be written and shall be delivered personally or sent by registered or certified first-class mail, postage prepaid and return receipt required, addressed as follows: if to the Company, to the Company’s executive offices in Munster, Indiana, and if to Participant or his or her successor, to the address last furnished by Participant to the Company. Each notice and communication shall be deemed to have been given when received by the Company or Participant.
     Section 13. No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.
     IN WITNESS WHEREOF, this Agreement has been executed by the undersigned thereunto duly authorized as of the date first above written.

NORTHWEST INDIANA BANCORP
By:
Name:
Title:

[Name of Participant]

EXHIBIT A
PERFORMANCE GOALS